POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints

				Stacie Yates
				James H. Vos
				Michael Caccese
				George Zornada

and each of them, with full power to act without the other, as true and lawful attorneys-in-fact and agents, with full and several power of substitution, to take as fully as the undersigned might or could do in person, any appropriate action to execute and file with the U.S. Securities and Exchange Commission reports on Forms 3, 4 and/or 5 as required by Section 16 of the Securities and Exchange Act of 1934, as amended (each, a "Section 16 Form"), including the filing of the application for EDGAR access on Form ID, in relation the following registered investment companies:

CSFB Alternative Capital Multi-Strategy Fund, LLC
CSFB Alternative Capital Event Driven Fund, LLC
CSFB Alternative Capital Long/Short Equity Fund, LLC
CSFB Alternative Capital Relative Value Fund, LLC
CSFB Alternative Capital Tactical Trading Fund, LLC
CSFB Alternative Capital Multi-Strategy Institutional Fund, LLC CSFB Alternative Capital Event Driven Institutional Fund, LLC
CSFB Alternative Capital Long/Short Equity Institutional Fund, LLC CSFB Alternative Capital Relative Value Institutional Fund, LLC CSFB Alternative Capital Tactical Trading Institutional Fund, LLC CSFB Alternative Capital Multi-Strategy Master Fund, LLC
CSFB Alternative Capital Event Driven Master Fund, LLC
CSFB Alternative Capital Long/Short Equity Master Fund, LLC
CSFB Alternative Capital Relative Value Master Fund, LLC and
CSFB Alternative Capital Tactical Trading Master Fund, LLC.

The undersigned hereby ratifies and confirms all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 11 th day of April 2005.


					/s/ Norman Kilarjian
					Norman Kilarjian
					Investment Committee Member